UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2017

AXIOM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-195950	46-3389613
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Room C, 15/F, Ritz Plaza 122 Austin Road, Tsim Sha Tsui Kowloon K3
(Address of principal executive offices)	(Zip Code)

852 3798 3736

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2017, shareholders of Axiom Holdings, Inc. (the “Company”) holding in excess of 65% of the issued and outstanding common stock of the Company appointed Yang Baigui as Chairman of the Board of Directors (the “Board”) and Yang Yunyoug as a director of the Company. Following their appointments to the Board, the Board appointed Yang Baigui as its Chief Executive Officer and President, appointed Yang Yunyong as its Chief Financial Officer, removed Mr. Riley as a member of the Board and terminated him as the Company’s Chief Executive Officer and Chief Financial Officer.

Mr. Yang Baigui has over 15 years of experience on construction, management and operations of hotel, powerplant and commercial properties development as well as logistics. For more than the past five years, Mr. Yang Baigui has owned and operated a construction and management company in the hospitality industry in the Sichuan Province of China.

Mr. Yang Yungyong has over 25 years’ experience in the operation and management of Power Plant operations, including planning, financial operations and hands on operations. For more than the past five years, Mr. Yang Yungyong has worked in a variety of roles for State Grid Sichuan Xiaojin Country Company Ltd., a hydropower station operator in China.

Item 8.01 Other Events.

Following the termination of Mr. Riley as the Company’s Chief Executive Officer, Chief Financial Officer and Director on June 17, 2017, Mr. Riley issued unauthorized press releases on June 19, 2017 and June 20, 2017 that are untrue and retaliatory. The Company believes that Mr. Riley issued these press releases to cause financial harm to the Company and its shareholders stemming from his unmet demands for compensation, among other things, leading up to his dismissal.

The Company reaffirms that it completed the acquisition of CJC Holdings, Ltd. and its subsidiaries on December 21, 2016 as reported in the Company’s Form 8-K as filed with the SEC on December 23, 2016. Furthermore, the Company denies any suggestion by Mr. Riley’s false statements that it acted improperly based on a subpoena the SEC issued to the Company. The subpoena was issued in connection with an SEC investigation of another company that is not related to Axiom Holdings, Inc. The Company is in the process of assembling the requested documents and responding to the subpoena. The Company has also taken further steps to prevent Mr. Riley from improperly disseminating any further false and misleading information regarding the Company and is exploring all lawful means to address his prior actions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIOM HOLDINGS, INC.

Date: June 20, 2017	By:	/s/ Yang Baigui
Yang Baigui
Chief Executive Officer

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